Exhibit 10.16

                                                                  EXECUTION COPY

                              FINE HOST CORPORATION
                             3 Greenwich Office Park
                          Greenwich, Connecticut 06831


                                                            as of March 18, 1998

Mr. Randy B. Spector
6 Barn Swallow Drive
Westport, Connecticut 06880

Re:      Separation and Consulting Agreement

Dear Randy:

                  This letter shall constitute the Separation and Consulting Agreement (the "Agreement") between you and Fine Host Corporation (the "Company"). Upon your execution of this Agreement and failure to revoke within the seven-day period described in Section B.10 hereof, this Agreement shall replace any and all prior employment arrangements you may have had with the Company. The effective date of this Agreement shall be the eighth day following your execution of this Agreement (the "Effective Date"), provided you have not revoked this Agreement prior to such date.

                  A. In consideration of your execution of this Agreement, on and as of the Effective Date:

                  1. (a) The Company agrees to retain you as a consultant to the Company for a term commencing on April 1, 1998 and terminating on October 1, 1998 (the "Consulting Term"). During the Consulting Term, you shall, as and when reasonably requested by the Chief Executive Officer of the Company from time to time, act as a consultant and render assistance and participation, giving at all times the full benefit of your knowledge, expertise and background, in all matters involved in or relating to the business of the Company and its subsidiaries. You shall report directly to the Chief Executive Officer of the Company. In no event shall you be deemed, or be obligated to perform duties as, a manager or executive of the Company or any of its subsidiaries. You shall devote up to a monthly average of thirty (30) hours per week to the Company, such days and times as shall be determined by you and the Company; provided, however, that (i) you shall be entitled to take two weeks of vacation during the Consulting Term, (ii) you shall not be required to work on weekends and (iii) you shall not be required to travel during more than 25% of the time you devote to the Company. In consideration for your consulting services hereunder, you shall receive a fee of $17,916.67 per month for each month during the Consulting Term, payable on the first day of each month beginning April 1, 1998 and ending on September 1, 1998. You shall be reimbursed for reasonable out-of-pocket expenses incurred by you in connection with consulting services; provided that such expenses shall not exceed $250 without the prior written approval of the Company. Such expenses shall be reimbursed promptly following receipt by the Company of expense reports with accompanying supporting documentation in detail reasonably acceptable to the Company.

                  (b) You shall be entitled to terminate the Consulting Term at any time upon 14 days' written notice to the Company. Effective as of the date of such termination, the Severance Period (defined below) shall immediately commence, and you shall no longer be obligated under Section B.1 or B.2 hereof.

                  2. The Company agrees to pay you severance for the twelve-month period immediately following the Consulting Term (the "Severance Period") in the amount of $17,916.67 per month for each month during the Severance Period, payable on the first day of each month; provided, however, that in the event you are employed on a full-time basis at any time after the Consulting Term (including as a sole proprietor), the Company's obligation shall hereunder shall be reduced on a dollar for dollar basis by the amount of any salary or bonus paid to you or earned by you during the Severance Period.

                  3. The Company shall pay at your request up to $20,000 for outplacement services, upon presentation of appropriate documentation therefor.

                  4. Upon your request, the Company will withhold from your last paycheck as an employee of the Company (which will be delivered on March 30,
1998) such amount as you may request, which amount shall be contributed on your behalf to the Company's 401(k) plan (the "Plan"); provided, however, that such amount shall not exceed the amount of such paycheck after appropriate withholding for taxes or the maximum amount permitted to be contributed by you to the Plan under applicable law. During the Consulting Term and the Severance Period, the Company shall pay all premiums that would otherwise be required of you to obtain the same medical coverage as in effect for you and your dependents immediately prior to the Effective Date in accordance with the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), subject only to your timely election to continue medical coverage through COBRA; provided, that the Company shall have no obligation to pay such premiums beyond the expiration of the Consulting Term and the Severance Period; and provided further, that the Company shall not be required to pay such premiums in the event you accept employment with any corporation or other entity and such corporation or other entity provides you with medical coverage on terms substantially similar to the benefits provided to you by the Company. You may continue to use the Company car currently provided to you only during the Consulting Term and shall promptly deliver the Company car as instructed by the Company following the end of the Consulting Term, it being understood that in the event you terminate the Consulting Term pursuant to Section A.1(b), the car shall be returned as of the date of such termination. You shall be responsible for all costs associated with the Company car other than the lease payment and insurance costs, including without limitation gas (except to the extent reimbursable by the Company in connection with mileage you incur on Company business) and maintenance costs.

                  5. All of your options to purchase common stock of the Company under the Company's Amended and Restated 1994 Stock Option Plan (as amended, the "Plan") will fully vest as of the Effective Date and, pursuant to the terms of the Plan, you shall be entitled to exercise such options for a period of ten years following the date of grant. Schedule A hereto sets forth the number of options held by you, the grant and expiration dates for such options and the exercise price therefor.

                  6. The Company shall indemnify you to the fullest extent permitted under Section 145 of the Delaware General Corporation Law (the "DGCL") and shall advance expenses to you in accordance with subsection (e) thereof subject to Section B.7 hereof.

                  7. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of restricted securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act");

                  (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

                  (c) furnish to you upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and such other reports and documents so filed as you may reasonably request in availing yourself of any rule or regulation of the Commission allowing you to sell any such securities without registration. The provisions of this Section A.7 shall terminate at such time as you are eligible to sell the shares of Common Stock of the Company owned by you pursuant to Rule 144(k) under the Securities Act.

                  8. To the extent permitted by applicable law, the Company will withhold state and federal taxes from the amounts to be paid to you pursuant to Sections A.1 and A.2 hereof.

                  B. In  consideration  of the  above-referenced  payments   and
benefits,  you agree as follows:

                  1. During the Consulting Term, except with the prior written consent of the Company, you shall not (whether as an officer, director, owner, employee, consultant, partner or other direct or indirect participant) engage in any Competitive Business. "Competitive Business" shall mean the provision of contract food services. For such period, you shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its subsidiaries and any account, customer, supplier or employee of the Company or any of its subsidiaries.

                  2. During the Consulting Term, except with the prior written consent of the Company, you will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person employed at the time by the Company or any of its subsidiaries.

                  3. Not later than the Effective Date, you shall execute and deliver to the Company a letter of resignation pursuant to which you shall resign as President and Chief Operating Officer and a director of the Company and as an officer and/or director of any subsidiaries of the Company, substantially in the form of Exhibit A hereto.

                  4.  Promptly (and in any event within 28 days of the Effective
Date) after the Effective Date, you agree to transfer to the Company 11,873 shares of common stock of the Company owned by you in full satisfaction of that certain Amended and Restated Promissory Note, dated June 25, 1996 from you to the Company (the "Note"), in the principal amount of $74,208. To effect such transfer, you shall deliver certificates for such shares, together with appropriate instruments of transfer duly executed by you. Upon such transfer, the Company shall return to you the Note, marked "Cancelled."

                  5. It is understood  that during the course of your consulting you may be exposed to material and information which is confidential to the Company. All such material and information, whether tangible or intangible, made available, disclosed or otherwise known to you as a result of your services under this Agreement or by reason of your prior employment with the Company, shall be considered the sole property of the Company, shall be used by you only for the benefit of the Company during the Consulting Term and shall not be disclosed to others except with the Company's prior approval. This obligation of confidentiality shall survive the termination of this Agreement. Upon termination of the Consulting Term, you shall promptly return all material data and documents which you may then have in your possession as a result of your services under this Agreement.

                  6. It is understood that your status during the Consulting Term shall be that of independent contractor and not of agent or employee of the Company. In this connection, you will not, except as otherwise expressly set forth in this Agreement, be entitled to any employee benefits from the Company as a result of this Agreement or the services rendered under it. Without limiting the generality of the foregoing, you shall not be entitled to receive any benefit pursuant to the Company's 1997 Long-Term Incentive Plan, any bonus plan or arrangement or, except as expressly set forth in Sections A.5 hereof, any stock-based compensation program.

                  7. You agree to repay all fees and severance payments made to you under this Agreement and that the Company's obligations under this Agreement, including without limitation the payment of fees and severance and the provision of benefits, shall immediately cease if it shall ultimately be determined that you are not entitled to be indemnified by the Company as authorized in Section 145 of the DGCL. In addition, you agree to repay any amounts advanced to you or on your behalf pursuant to Section A.6 or pursuant to the Company's Restated Certificate Incorporation or Bylaws if it shall ultimately be determined that you are not entitled to be indemnified by the Company in accordance with Section 145 of the DGCL.

                  8. You hereby waive any and all rights to sue the Company, and any subsidiaries and affiliates, and their past, present and future officers, directors, employees and agents based upon any act or event occurring prior to the Effective Date. Without limitation, you specifically release the Company from any and all claims based on discrimination under federal anti-discrimination laws such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act and any and all federal, state and local laws. However, you are not giving up your right to appeal a denial of a claim for benefits submitted under the medical, dental, life insurance or disability income programs maintained by the Company. Further, you are not giving up your right to file for unemployment insurance benefits at the appropriate time if you so choose, and your signing of this release will not affect your rights, if any, to coverage by Worker's Compensation insurance.

                  9. You hereby waive any and all rights you have pursuant to the Registration Rights Agreement, dated as of June 25, 1996, between the Company and you and certain other stockholders. You acknowledge that the Company has no obligation to keep any registration statement in effect on your behalf and that any sales of common stock of the Company by you must be made pursuant to Rule 144 under the Securities Act, or a valid exemption from the registration requirements of the Securities Act.

                  10. You will have twenty-one (21) days from the date you receive this Agreement (including the release contained herein) to consider and sign. If you do not sign and return this Agreement within such 21 day period, the Company will consider your action a refusal to sign, and you will not be entitled to the consideration described above. If you do sign this document, it will not be effective for a period of seven days thereafter, during which time you can change your mind and revoke your signature. To revoke your signature, you must notify the Company in writing within seven days of the date you signed it. In the event you revoke your signature you will not be entitled to the consideration described above.

                  11. This Agreement shall be binding on the successors and assigns of the parties hereto.

                  Finally, you are reminded of the continuing nature of your obligation to maintain in confidence and not to make use of information concerning the Company's business or affairs of any nature that is not otherwise a matter of public record, including without limitation the terms of this Agreement. This obligation continues after the termination of your employment and after termination of the Consulting Term. Unless disclosure is required by applicable law or regulation (including regulations of the Commission), the Company will keep the terms of this Agreement confidential.

                  Please acknowledge your understanding of and agreement to the provisions of this Agreement by signing and dating the statement below.

Very truly yours,




/s/ Gerald P. Buccino
Gerald P. Buccino
President and Chief Executive Officer
Fine Host Corporation



MY SIGNATURE BELOW ACKNOWLEDGES THAT I HAVE READ THE ABOVE, UNDERSTAND WHAT I AM SIGNING AND AM ACTING OF MY OWN FREE WILL. I UNDERSTAND THAT IF ANY PROVISION OF THIS AGREEMENT IS FOUND TO BE INVALID OR UNENFORCEABLE, IT WILL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION. I UNDERSTAND THAT THIS AGREEMENT AND ITS TERMS REPLACE IN ALL RESPECTS ANY PRIOR EMPLOYMENT ARRANGEMENTS I MAY HAVE HAD WITH THE COMPANY. I FURTHER AGREE THAT THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HAS ADVISED ME TO CONSULT WITH AN ATTORNEY, AND I HAVE DONE SO, PRIOR TO SIGNING THIS AGREEMENT.



SIGNATURE: /s/ Randy B. Spector             DATE 3/18/98
                  RANDY B. SPECTOR

                                                                       EXHIBIT A


                                   Resignation



         I hereby resign as (i) a director of Fine Host Corporation (the "Company"), (ii) a member of any committee of the Board of Directors of the Company and (iii) an officer or director of the Company and any subsidiary of the Company, in each case effective March 10, 1998.





                                                                _______________
                                                                Randy B. Spector

0410198.07


                                   Schedule A


Number of Options   Grant Date   Expiration Date    Exercise Price

        5,750         11/1/94       11/1/2004            $6.43

       22,000         6/19/96       6/19/2006           $12.00

        7,500         1/7/97        1/7/2007            $20.75

       75,000         5/23/97       5/23/2007           $27.31